Florida Tax Exempt,5/31/05, annual report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended May 31, 2005, Putnam Management has
assumed $4,998 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 		Class A 5,947
		Class B 962

72DD2		Class M 25

73A1		Class A 0.3449
		Class B 0.2840

74A2		Class M 0.3168

74U1		Class A 16,890
		Class B 2,876

74U2		Class M 76

74V1		Class A 9.35
		Class B 9.35

74V2		Class M 9.35